Exhibit 10.3

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 17th day of April, 2008, by BERLINER COMMUNICATIONS, INC. (the“Guarantor”), with an address at 97 Linden Avenue, Elmwood Park, New Jersey 07407, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION (the “PNC”), with an address at PNC Bank Center, Two Tower Center, East Brunswick, New Jersey 08816, the various financial institutions named in the Loan Agreement (as defined herein) or which hereafter become a party thereto (together with PNC collectively, “Lenders”), and PNC as agent for Lenders (in such capacity, “Agent”), to BCI COMMUNICATIONS, INC. (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. Guaranty of Obligations. The Guarantor hereby unconditionally guarantees, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent for the benefit of the Lenders, any Lender or to any other direct or indirect subsidiary of the parent of any Lender, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under a certain Revolving Credit and Security Agreement dated the date hereof by and among the Borrower, the Agent and the Lenders, as may be amended, modified, restated and/or replaced from time to time, (the “Loan Agreement”), any other agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Agent or Lenders to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Agent's or Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Agent or Lenders incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (hereinafter referred to collectively as the “Obligations”). If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Agent for the benefit of the Lenders.

2.  Nature of Guaranty; Waivers.  This is a guaranty of payment and not of collection and the Agent shall not be required or obligated, as a condition of the Guarantor's liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Agent has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Agent or any Lender of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Agent or any Lender to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against the Borrower or the Agent or any Lender, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Agent's or any Lender’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantor waives all defenses based on suretyship or impairment of collateral.

The Agent or the Lenders at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Agent or the Lenders may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantor, with respect to any Obligations in such manner as the Agent or any Lender deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.  Repayments or Recovery from the Agent.  If any demand is made at any time upon the Agent or the Lenders for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Agent or the Lenders repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Agent or such Lenders. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Agent's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4. Financial Statements. Unless compliance is waived in writing by the Agent or until all of the Obligations have been paid in full, the Guarantor will promptly submit such information relating to the Guarantor’s affairs as requested by the Agent from time to time in it sole discretion.

5.  Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

The Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

6.  Events of Default.  Any Event of Default (as defined in the Loan Agreement) shall constitute an “Event of Default” hereunder. Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to the Agent the amount of the Obligations (exclusive of Obligations under any interest rate swap agreements with any Lenders or any of their affiliates, which shall be controlled by such interest rate swap agreements); or (b) on demand of the Agent, the Guarantor shall immediately deposit with the Agent, in U.S. dollars, all amounts due or to become due under the Obligations, and the Agent may at any time use such funds to repay the Obligations; or (c) the Agent in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Agent in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

7. Right of Setoff. In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to the Agent or to any Lenders by law, the Agent shall have, with respect to the Guarantor's obligations to the Agent under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby grants Agent a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Agent or to any Lenders all of the Guarantor's right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Agent, any Lenders or any other direct or indirect subsidiary of any parent of any Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Agent, although the Agent may enter such setoff on its books and records at a later time.

8. Collateral. This Guaranty is secured by the property described in the Loan Agreement and in any collateral security documents which the Guarantor executes and delivers to the Agent and by such other collateral as previously may have been or may in the future be granted to the Agent to secure any Obligations of the Guarantor to the Agent.

9.  Costs.  To the extent that the Agent incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in the Loan Agreement).

10. Postponement of Subrogation. Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of the Agent or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower's assets.

11. Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the Agent and the Guarantor may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to addresses for the Agent and the Guarantor as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.

12.  Preservation of Rights.  No delay or omission on the Agent's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent's action or inaction impair any such right or power. The Agent's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent may have under other agreements, at law or in equity. The Agent may proceed in any order against the Borrower, the Guarantor or any other obligor of, or collateral securing, the Obligations.

13. Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

14. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

15. Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Agent with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to the Agent.

16. Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Agent and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Agent's prior written consent and the Agent at any time may assign this Guaranty in whole or in part.

17. Interpretation. In this Guaranty, unless the Agent and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several. All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the Loan Agreement.

18. Indemnity. The Guarantor agrees to indemnify each of the Lenders, each legal entity, if any, who controls any Lender and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder. The Guarantor may participate at its expense in the defense of any such claim.

19. Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Agent and will be deemed to be made in the State of New Jersey. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE AGENT AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCLUDING ITS CONFLICT OF LAWS RULES. The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district in the State of New Jersey; provided that nothing contained in this Guaranty will prevent the Agent from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction. The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Agent and the Guarantor. The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

20. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

The due execution hereof as of the date first written above, with the intent to be legally bound hereby.

ATTEST:		BERLINER COMMUNICATIONS, INC.

By:
Name:	NICHOLAS DAY	Name:	RICHARD BERLINER
Title:	General Counsel and Secretary	Title:	Chief Executive Officer and President